UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 9, 2010

KH FUNDING COMPANY
(Exact name of registrant as specified in its charter)

Maryland	333-106501	52-1886133
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

10801 Lockwood Drive, Suite 370, Silver Spring, Maryland 20901
(Address of principal executive offices) (Zip Code)

(301) 592-8100
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01 Regulation FD Disclosure.

On June 9, 2010, Wells Fargo Bank, National Association (the “Trustee”), the trustee under the Indenture of KH Funding Company (the “Company”) dated August 2, 2004, as amended and supplemented to date( the “Indenture”), mailed, on its own behalf and not on behalf of the Company, a notice (the “Notice”) to all holders of KH Funding Company’s investment notes issued under the Indenture.  A copy of the Notice is furnished herewith as Exhibit 99.1.

The Company wishes to clarify for investors the statement made by the Trustee in the Notice that “[t]he Company has indicated that it anticipates a restructuring plan will be produced in the near future.”  The Company actually indicated to the Trustee that it anticipates providing the Trustee with the Company’s preferred strategy for addressing its financial situation in the near future.  This strategy might contemplate a restructuring plan pursuant to which the Company would hope to continue as a going concern, and it might not.  The Company has not made any conclusions with respect to its preferred strategy at this time.

The information contained in this Item 7.01 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KH FUNDING COMPANY

Dated: June 10, 2010	By:	/s/ Robert L. Harris
Robert L. Harris
President

EXHIBIT INDEX

Exhibit No.	Description

99.1	June 9, 2010 notice to investors from Wells Fargo Bank, National Association (furnished herewith)